UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
____________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025
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PEGASYSTEMS INC.
(Exact name of Registrant as specified in its charter)
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Massachusetts	1-11859	04-2787865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
225 Wyman Street, Waltham, MA 02451
(Address of principal executive offices, including zip code)

(617) 374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PEGA	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

(d) On January 16, 2025, the Board of Directors (the “Board”) of Pegasystems Inc. (the “Corporation”) appointed Rohit Ghai as a new member of the Board effective January 16, 2025. Mr. Ghai’s term will expire at the next annual meeting of the Corporation’s stockholders, at which time Mr. Ghai will stand for election. Mr. Ghai’s appointment expands the size of the Board from seven to eight members.

Mr. Ghai currently serves as the Chief Executive Officer and member of the board of RSA Security, Inc., a cybersecurity company, a role he has held since December 2016. From October 2024, Mr. Ghai has served on the board of D-wave Systems, a quantum computing company. From January 2021, Mr. Ghai has served on the board of MHC Software, an AP automation and customer communications management company. From December 2009 to December 2016, Mr. Ghai held a variety of roles at the Enterprise Content Division of Dell/EMC, including as President from December 2014 to December 2016. He also served as the Chief Operating Officer, and the SVP of Products and Solutions. Previously, Mr. Ghai served on the board of Everbridge, from January 2023 to July 2024. Mr. Ghai holds a master’s degree in computer science from the University of South Carolina, as well as a bachelor’s degree in computer science from the Indian Institute of Technology (ITT).

Mr. Ghai will participate in the Corporation’s non-employee director compensation program. Pursuant to this program, Mr. Ghai will receive the standard package payable to non-employee members of the Board, which includes: (i) a grant of the Corporation’s common stock fully vested valued at $125,000 and a grant of fully vested ten year non-statutory stock options valued at $125,000, the exact number to be calculated based on the fair market value of a share of the Corporation’s common stock on January 16, 2025 (the “Grant Date”), each of such equity grants shall be pro-rated to reflect the period of expected service to the next Annual Meeting of Shareholders (the “Proration”); and (ii) a cash retainer in the amount of $50,000, also subject to Proration.

The Corporation appointed Mr. Ghai to the Nominating and Corporate Governance Committee of the Board.

In connection with his appointment, the Corporation and Mr. Ghai also entered into a Director Indemnification Agreement effective as of January 16, 2025 (the “Director Indemnification Agreement”), in substantially the same form as the indemnification agreements entered into by the other non-employee directors on the Board. The Director Indemnification Agreement will require the Corporation to indemnify Mr. Ghai against certain liabilities that may arise by reason of his status or service as a director of the Corporation, and to advance him the expenses incurred as a result of a proceeding as to which he may be indemnified. The Director Indemnification Agreement is intended to provide rights of indemnification to the fullest extent permitted under the Massachusetts Business Corporation Act and is in addition to any other rights Mr. Ghai may have under the Corporation’s Articles of Organization, its By-laws, and applicable law. The foregoing description of the Director Indemnification Agreement is qualified entirely by reference to the form of Director Indemnification Agreement that was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on April 11, 2005 and is incorporated herein by reference.

On January 21, 2025, the Corporation issued a press release announcing Mr. Ghai’s appointment to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by the Corporation on January 21, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pegasystems Inc.

Dated:	January 21, 2025	By:	/s/ Matthew J. Cushing
Matthew J. Cushing
Senior Vice President, Chief Commercial Officer, General Counsel and Secretary